UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 26, 2010

Huttig Building Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 400, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (314) 216-2600
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On January 26, 2010: (i) the Board of Directors of Huttig Building Products, Inc. (the “Company”), upon recommendation of the Management Organization and Compensation Committee (the “Compensation Committee”), approved the grant of shares of restricted stock to Jon P. Vrabely, the Company’s President and Chief Executive Officer, as set forth in the table below, and (ii) the Compensation Committee approved the grant of shares of restricted stock to certain other named executive officers and to Philip W. Keipp, the Company’s Vice President and Chief Financial Officer, as set forth in the table below.

# of Restricted
Executive Officer	Shares Granted
Jon P. Vrabely — President and Chief Executive Officer	200,000
Philip W. Keipp — Vice President and Chief Financial Officer	80,000
Richard A. Baltz — Vice President, Internal Audit	60,000
Gregory W. Gurley — Vice President, Product Management and Marketing	60,000
Brian D. Robinson — Vice President, Chief Information Officer	60,000
The restricted shares were granted under the Company’s 2005 Executive Incentive Compensation Plan - Second Amendment and Restatement Effective December 8, 2009. The restricted shares vest over three years, assuming continued employment, with one-third of the shares vesting on each of the first three anniversaries of the grant date.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc. (Registrant)
Date: January 27, 2010
/s/ Jon P. Vrabely
Jon P. Vrabely
President and Chief Executive Officer